Exhibit 99.1

FOR IMMEDIATE RELEASE

February 20, 2013

Huron Consulting Group Announces

Fourth Quarter and Full Year 2012 Financial Results

•	Revenues increased 10.9% to $180.8 million for Q4 2012 compared to $163.0 million in Q4 2011, and increased 11.7% from $161.9 million in Q3 2012.

•	Operating income for Q4 2012 was $34.5 million compared to $18.6 million in Q4 2011.

•	Adjusted EBITDA(7), a non-GAAP measure, increased 46.5% to $41.0 million in Q4 2012 compared to $28.0 million in Q4 2011.

•	Diluted earnings per share from continuing operations for Q4 2012 rose to $0.83 compared to $0.35 in Q4 2011.

•	Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, rose 76.5% to $0.90 in Q4 2012 compared to $0.51 in Q4 2011.

•	Average number of full-time billable consultants(2) rose 15.2% to 1,417 for Q4 2012. Average number of full-time equivalent professionals(5) rose 7.2% to 1,452 for Q4 2012.

•	The Company provides 2013 full year revenue guidance in a range of $655.0 million to $685.0 million.

CHICAGO – February 20, 2013 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced its financial results for the fourth quarter and full year ended December 31, 2012.

“Continued market demand for our services enabled us to report fourth quarter results with the highest quarterly revenues in Huron’s history. The pace and depth of change in many of our core markets is dramatic, and Huron remains well positioned to help our clients as they transition through uncertain times. In particular, our Health and Education practices are thriving in an environment that reflects the pressures on hospitals and universities to reduce cost and increase quality. We expect the demand for our portfolio of services to be strong throughout 2013,” said James H. Roth, chief executive officer and president, Huron Consulting Group.

Fourth Quarter 2012 Results

Revenues for the fourth quarter of 2012 were $180.8 million compared to $163.0 million for the fourth quarter of 2011. The Company’s fourth quarter 2012 operating income was $34.5 million compared to $18.6 million in the fourth quarter of 2011. Net income from continuing operations was $18.6 million, or $0.83 per diluted share, for the fourth quarter of 2012 compared to $7.8 million, or $0.35 per diluted share, for the same period last year. Operating income and net income from continuing operations in the fourth quarter of 2012 and 2011 include $0.8 million and $2.5 million, respectively, of restructuring charges.

Fourth quarter 2012 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(7) was $40.2 million, compared to $24.8 million in the comparable quarter last year.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended December 31,
	2012	2011
Amortization of intangible assets	$1,838	$1,896
Restatement related expenses	$—	$709
Restructuring charges	$751	$2,450
Tax effect	$(1,036)	$(1,622)

Adjusted EBITDA(7) was $41.0 million, or 22.7% of revenues, in the fourth quarter of 2012 compared to $28.0 million, or 17.2% of revenues, in the comparable quarter last year. Adjusted net income from continuing operations(7) was $20.2 million, or $0.90 per diluted share, for the fourth quarter of 2012 compared to $11.2 million, or $0.51 per diluted share, for the comparable period in 2011.

The average number of full-time billable consultants(2) was 1,417 in the fourth quarter of 2012 compared to 1,230 in the same quarter last year. Full-time billable consultant utilization rate(3) was 76.4% during the fourth quarter of 2012 compared with 74.6% during the same period last year. Average billing rate per hour for full-time billable consultants(4) was $251 for the fourth quarter of 2012 compared to $260 for the fourth quarter of 2011. The average number of full-time equivalent professionals(5) was 1,452 in the fourth quarter of 2012 compared to 1,354 in the comparable period in 2011.

Full Year 2012 Results

Revenues were $626.0 million for the full year 2012 compared to $606.3 million for the full year 2011. The Company’s operating income for the full year 2012 was $73.4 million compared to $55.4 million for the full year 2011. Net income from continuing operations was $36.0 million, or $1.61 per diluted share, for the full year 2012 compared to $21.5 million, or $0.99 per diluted share, for the same period last year. Operating income and net income from continuing operations for 2012 include a $13.1 million goodwill impairment charge, $4.0 million in restructuring charges and $1.8 million in restatement related expenses. Operating income and net income from continuing operations for 2011 include a $22.0 million goodwill impairment charge, $3.8 million in restructuring charges and $4.6 million in restatement related expenses.

EBITDA(7) was $95.8 million for the full year 2012 compared to $79.3 million for the same period in 2011.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Twelve Months Ended December 31,
	2012	2011
Amortization of intangible assets	$6,987	$8,165
Restatement related expenses	$1,785	$4,579
Restructuring charges	$4,004	$3,829
Litigation settlements, net	$1,150	$1,096
Goodwill impairment charge	$13,083	$21,973
Tax effect	$(10,737)	$(15,457)

Adjusted EBITDA(7) was $115.8 million, or 18.5% of revenues, for the full year 2012 compared to $110.8 million, or 18.3% of revenues, in the comparable period last year. Adjusted net income from continuing operations(7) was $52.2 million, or $2.34 per diluted share, for the full year 2012 compared to $45.7 million, or $2.11 per diluted share, for the comparable period in 2011.

The average number of full-time billable consultants(2) was 1,332 for the full year 2012 compared to 1,167 in the same period last year. Full-time billable consultant utilization rate(3) was 75.6% for the full year 2012 compared with 75.3% during the same period last year. Average billing rate per hour for full-time billable consultants(4) was $229 for the full year 2012 compared to $252 for the full year 2011. The average number of full-time equivalent professionals(5) was 1,200 for the full year 2012 compared to 1,166 in the comparable period of 2011.

Operating Segments

Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges. The Company has three operating segments as follows: Health and Education Consulting, Legal Consulting, and Financial Consulting, representing 67.0%, 29.5% and 3.5% of full year 2012 total revenues, respectively.

Financial results by segment are included in the attached schedules and in Huron’s forthcoming Form 10-K filing for the year ended December 31, 2012 (“2012 Form 10-K”).

2013 Operating Segments

In the first quarter of 2013, the Company reorganized its internal financial reporting structure. Under the new structure, the Company will begin reporting information as five operating segments: Huron Healthcare; Huron Education and Life Sciences; Huron Legal; Huron Financial; and an all other category.

Beginning in 2013, the current Health and Education Consulting segment will become two separate segments: Huron Healthcare and Huron Education and Life Sciences. These practices continue to share a significant number of academic medical center clients and will continue to closely collaborate in the market. The Legal Consulting segment will now be referred to as Huron Legal and the Financial Consulting segment will now be referred to as Huron Financial. The structure of the Legal Consulting and Financial Consulting segments remains unchanged. In addition, certain immaterial practices, which were historically part of our Health and Education Consulting segment, will be combined and disclosed in an all other category. While consolidated results will not be impacted, the Company will recast historical segment information during 2013 for consistent presentation.

Outlook for 2013

Based on currently available information, the Company provided guidance for full year 2013 revenues before reimbursable expenses in a range of $655.0 million to $685.0 million. The Company also anticipates EBITDA(7) in a range of $118.5 million to $127.0 million, Adjusted EBITDA(7) in a range of $120.5 million to $129.0 million, GAAP diluted earnings per share in a range of $2.25 to $2.45, and non-GAAP adjusted diluted earnings per share(7) in a range of $2.45 to $2.65.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

Fourth Quarter and Full Year 2012 Webcast

The Company will host a webcast to discuss its financial results today, February 20, 2013, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, reduce costs, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Use of Non-GAAP Financial Measures(7)

In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income from continuing operations and diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

Statements in this press release, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “meets,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans” or “continues.” These forward-looking statements reflect our current expectation about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, the current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions continue to trend upward. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors,” in our forthcoming Annual Report on Form 10-K for the year ended December 31, 2012, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information, or future events, or for any other reason.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenues and reimbursable expenses:
Revenues	$180,765	$163,044	$625,961	$606,314
Reimbursable expenses	13,944	13,300	55,764	51,580

Total revenues and reimbursable expenses	194,709	176,344	681,725	657,894
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	106,942	104,012	384,884	376,084
Intangible assets amortization	738	1,253	3,809	5,364
Reimbursable expenses	13,964	13,287	55,772	51,673

Total direct costs and reimbursable expenses	121,644	118,552	444,465	433,121

Operating expenses:
Selling, general and administrative	32,829	31,069	125,266	119,325
Restructuring charges	751	2,450	4,004	3,829
Restatement related expenses	—	709	1,785	4,579
Litigation settlements, net	—	—	1,150	1,096
Depreciation and amortization	4,944	4,935	18,529	18,524
Goodwill impairment charges	—	—	13,083	21,973

Total operating expenses	38,524	39,163	163,817	169,326

Operating income	34,541	18,629	73,443	55,447
Other income (expense), net:
Interest expense, net of interest income	(2,030)	(2,390)	(8,223)	(12,259)
Other income (expense), net	122	454	428	(78)

Total other expense, net	(1,908)	(1,936)	(7,795)	(12,337)

Income from continuing operations before income tax expense	32,633	16,693	65,648	43,110
Income tax expense	13,988	8,902	29,695	21,629

Net income from continuing operations	18,645	7,791	35,953	21,481
(Loss) income from discontinued operations (including loss on disposal of $1.9 million during the three and twelve months ended December 31, 2011), net of tax	(43)	(1,286)	475	(962)

Net income	$18,602	$6,505	$36,428	$20,519

Net earnings per basic share:
Net income from continuing operations	$0.85	$0.36	$1.64	$1.01
Income (loss) from discontinued operations, net of tax	$—	$(0.06)	$0.02	$(0.05)

Net income	$0.85	$0.30	$1.66	$0.96

Net earnings per diluted share:
Net income from continuing operations	$0.83	$0.35	$1.61	$0.99
Income (loss) from discontinued operations, net of tax	$—	$(0.06)	$0.02	$(0.04)

Net income	$0.83	$0.29	$1.63	$0.95

Weighted average shares used in calculating earnings (loss) per share:
Basic	21,976	21,620	21,905	21,324
Diluted	22,399	22,094	22,285	21,676

HURON CONSULTING GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$25,162	$5,080
Receivables from clients, net	97,206	107,820
Unbilled services, net	47,286	49,056
Income tax receivable	192	19,501
Deferred income taxes, net	14,751	12,531
Prepaid expenses and other current assets	15,525	14,191
Current assets of discontinued operations	250	3,345

Total current assets	200,372	211,524
Property and equipment, net	33,805	31,176
Other non-current assets	15,272	14,892
Intangible assets, net	18,879	16,867
Goodwill	519,522	512,185

Total assets	$787,850	$786,644

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,432	$8,084
Accrued expenses	17,692	22,505
Accrued payroll and related benefits	61,672	66,464
Accrued consideration for business acquisitions, current portion	5,640	35,062
Income tax payable	7,872	101
Deferred revenues	15,388	36,721
Current liabilities of discontinued operations	29	765

Total current liabilities	116,725	169,702
Non-current liabilities:
Deferred compensation and other liabilities	6,973	7,856
Bank borrowings	192,500	193,500
Deferred lease incentives	6,936	6,670
Deferred income taxes	14,510	12,078
Accrued consideration for business acquisitions, net of current portion	4,885	—
Non-current liabilities of discontinued operations	—	49

Total non-current liabilities	225,804	220,153

Commitments and Contingencies

Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,793,327 and 24,208,549 shares issued at December 31, 2012 and December 31, 2011, respectively	240	234
Treasury stock, at cost, 1,880,809 and 1,642,018 shares at December 31, 2012 and December 31, 2011, respectively	(83,715)	(75,735)
Additional paid-in capital	420,825	400,597
Retained earnings	109,330	72,902
Accumulated other comprehensive loss	(1,359)	(1,209)

Total stockholders’ equity	445,321	396,789

Total liabilities and stockholders’ equity	$787,850	$786,644

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2012	2011
Cash flows from operating activities:
Net income	$36,428	$20,519
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,251	24,717
Share-based compensation	15,651	19,388
Allowances for doubtful accounts and unbilled services	(4,935)	(8,392)
Deferred income taxes	(521)	29,702
Loss on disposal of property and equipment	—	20
Loss on sale of business	—	1,860
Non-cash portion of litigation settlements	—	1,096
Impairment charges on goodwill	13,083	23,900
Changes in operating assets and liabilities, net of businesses acquired:
Decrease (increase) in receivables from clients	19,713	(21,055)
Decrease (increase) in unbilled services	4,333	(7,179)
Decrease (increase) in current income tax receivable / payable, net	27,078	(15,244)
Decrease in other assets	2,615	4,296
Decrease in accounts payable and accrued liabilities	(7,001)	(4,602)
(Decrease) increase in accrued payroll and related benefits	(5,676)	20,909
(Decrease) increase in deferred revenues	(20,430)	18,682

Net cash provided by operating activities	105,589	108,617

Cash flows from investing activities:
Purchases of property and equipment, net	(20,746)	(13,939)
Net investment in life insurance policies	(600)	(434)
Purchases of businesses, net of cash acquired	(55,223)	(24,905)
Capitalization of internally developed software	(895)	—
Sales of businesses	—	788

Net cash used in investing activities	(77,464)	(38,490)

Cash flows from financing activities:
Proceeds from exercise of stock options	276	219
Shares redeemed for employee tax withholdings	(4,438)	(4,521)
Tax benefit from share-based compensation	1,585	1,094
Proceeds from borrowings under credit facility	273,000	282,301
Repayments on credit facility	(274,000)	(348,500)
Payments for debt issue costs	(2,482)	—
Payments of capital lease obligations	(12)	(62)
Deferred acquisition payments	(2,000)	(2,000)

Net cash used in financing activities	(8,071)	(71,469)

Effect of exchange rate changes on cash	28	75

Net increase (decrease) in cash and cash equivalents	20,082	(1,267)
Cash and cash equivalents at beginning of the period (*)	5,080	6,347

Cash and cash equivalents at end of the period	$25,162	$5,080

(*)	Cash and cash equivalents presented herein includes $0.1 million of cash and cash equivalents classified as discontinued operations as of December 31, 2010.

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Three Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2012	2011
Health and Education Consulting(1):
Revenues	$124,092	$103,800	19.5%
Operating income	$51,004	$34,838	46.4%
Segment operating income as a percent of segment revenues	41.1%	33.6%
Legal Consulting:
Revenues	$51,475	$51,565	(0.2%)
Operating income	$10,828	$11,210	(3.4%)
Segment operating income as a percent of segment revenues	21.0%	21.7%
Financial Consulting(1):
Revenues	$5,198	$7,679	(32.3%)
Operating income	$229	$1,366	(83.2%)
Segment operating income as a percent of segment revenues	4.4%	17.8%
Total Company:
Revenues	$180,765	$163,044	10.9%
Reimbursable expenses	13,944	13,300	4.8%

Total revenues and reimbursable expenses	$194,709	$176,344	10.4%

Statement of Earnings reconciliation:
Segment operating income	$62,061	$47,414	30.9%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	22,576	23,850	(5.3%)
Depreciation and amortization expense	4,944	4,935	0.2%

Total operating income	34,541	18,629	85.4%
Other expense, net	1,908	1,936	(1.4%)

Income from continuing operations before income tax expense	$32,633	$16,693	95.5%

Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Health and Education Consulting (1)	1,216	1,046	16.3%
Legal Consulting	139	113	23.0%
Financial Consulting (1)	62	73	(15.1%)

Total	1,417	1,232	15.0%
Average number of full-time billable consultants (for the period) (2):
Health and Education Consulting (1)	1,217	1,045
Legal Consulting	136	111
Financial Consulting (1)	64	74

Total	1,417	1,230
Full-time billable consultant utilization rate (3):
Health and Education Consulting (1)	78.7%	75.8%
Legal Consulting	63.7%	68.1%
Financial Consulting (1)	59.9%	66.7%
Total	76.4%	74.6%

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Three Months Ended December 31,
Other Operating Data:	2012	2011
Full-time billable consultant average billing rate per hour (4):
Health and Education Consulting (1)	$253	$257
Legal Consulting	$220	$248
Financial Consulting (1)	$291	$334
Total	$251	$260
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting (1)	$90	$88
Legal Consulting	$60	$73
Financial Consulting (1)	$80	$98
Total	$87	$87
Average number of full-time equivalents (for the period) (5):
Health and Education Consulting (1)	153	160
Legal Consulting	1,298	1,192
Financial Consulting (1)	1	2

Total	1,452	1,354
Revenue per full-time equivalents (in thousands):
Health and Education Consulting (1)	$93	$79
Legal Consulting	$33	$36
Financial Consulting (1)	$52	$181
Total	$40	$41

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Twelve Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2012	2011
Health and Education Consulting (1):
Revenues	$419,024	$399,048	5.0%
Operating income	$146,862	$132,824	10.6%
Segment operating income as a percent of segment revenues	35.0%	33.3%
Legal Consulting:
Revenues	$184,918	$172,355	7.3%
Operating income	$44,317	$43,213	2.6%
Segment operating income as a percent of segment revenues	24.0%	25.1%
Financial Consulting (1):
Revenues	$22,019	$34,911	(36.9%)
Operating income	$1,888	$9,928	(81.0%)
Segment operating income as a percent of segment revenues	8.6%	28.4%
Total Company:
Revenues	$625,961	$606,314	3.2%
Reimbursable expenses	55,764	51,580	8.1%

Total revenues and reimbursable expenses	$681,725	$657,894	3.6%

Statement of Earnings reconciliation:
Segment operating income	$193,067	$185,965	3.8%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	88,012	90,021	(2.2%)
Depreciation and amortization expense	18,529	18,524	0.0%
Goodwill impairment charge (6)	13,083	21,973	(40.5%)

Total operating income	73,443	55,447	32.5%
Other expense, net	7,795	12,337	(36.8%)

Income from continuing operations before income tax expense	$65,648	$43,110	52.3%

Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Health and Education Consulting (1)	1,216	1,046	16.3%
Legal Consulting	139	113	23.0%
Financial Consulting (1)	62	73	(15.1%)

Total	1,417	1,232	15.0%
Average number of full-time billable consultants (for the period) (2):
Health and Education Consulting (1)	1,139	975
Legal Consulting	126	117
Financial Consulting (1)	67	75

Total	1,332	1,167
Full-time billable consultant utilization rate (3):
Health and Education Consulting (1)	77.7%	77.1%
Legal Consulting	67.4%	60.5%
Financial Consulting (1)	56.3%	72.5%
Total	75.6%	75.3%

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Twelve Months Ended December 31,
Other Operating Data:	2012	2011
Full-time billable consultant average billing rate per hour (4):
Health and Education Consulting (1)	$225	$247
Legal Consulting	$240	$238
Financial Consulting (1)	$302	$329
Total	$229	$252
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting (1)	$324	$360
Legal Consulting	$299	$247
Financial Consulting (1)	$318	$448
Total	$321	$354
Average number of full-time equivalents (for the period) (5):
Health and Education Consulting (1)	144	149
Legal Consulting	1,054	1,015
Financial Consulting (1)	2	2

Total	1,200	1,166
Revenue per full-time equivalents (in thousands):
Health and Education Consulting (1)	$351	$321
Legal Consulting	$140	$141
Financial Consulting (1)	$350	$631
Total	$166	$165

(1)	Reflects the reclassification of our healthcare valuation consulting practice from our Health and Education Consulting segment to our Financial Consulting segment in conjunction with an internal reorganization during the first quarter of 2012.
(2)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(3)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(4)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(5)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.
(6)	The goodwill impairment charge is not allocated at the segment level because the underlying goodwill asset is reflective of our corporate investment in the segments. We do not include the impact of goodwill impairment charges in our evaluation of segment performance.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenues	$180,765	$163,044	$625,961	$606,314

Net income from continuing operations	$18,645	$7,791	$35,953	$21,481
Add back:
Income tax expense	13,988	8,902	29,695	21,629
Interest and other expenses	1,908	1,936	7,795	12,337
Depreciation and amortization	5,682	6,188	22,338	23,888

Earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	40,223	24,817	95,781	79,335
Add back:
Restatement related expenses	—	709	1,785	4,579
Restructuring charges	751	2,450	4,004	3,829
Goodwill impairment charge	—	—	13,083	21,973
Litigation settlements, net	—	—	1,150	1,096

Adjusted EBITDA (7)	$40,974	$27,976	$115,803	$110,812

Adjusted EBITDA as a percentage of revenues (7)	22.7%	17.2%	18.5%	18.3%

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net income from continuing operations	$18,645	$7,791	$35,953	$21,481

Weighted average shares - diluted	22,399	22,094	22,285	21,676
Diluted earnings per share from continuing operations	$0.83	$0.35	$1.61	$0.99

Add back:
Amortization of intangible assets	1,838	1,896	6,987	8,165
Restatement related expenses	—	709	1,785	4,579
Restructuring charges	751	2,450	4,004	3,829
Litigation settlements, net	—	—	1,150	1,096
Goodwill impairment charge	—	—	13,083	21,973
Tax effect	(1,036)	(1,622)	(10,737)	(15,457)

Total adjustments, net of tax	1,553	3,433	16,272	24,185

Adjusted net income from continuing operations (7)	$20,198	$11,224	$52,225	$45,666

Adjusted diluted earnings per share from continuing operations (7)	$0.90	$0.51	$2.34	$2.11

(7)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision-making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, (b) in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results and (c) in understanding the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt repayment. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2013 OUTLOOK

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8)

(In millions)

(Unaudited)

	Year Ending December 31, 2013
	Guidance Range
	Low	High
Projected revenues – GAAP	$655.0	$685.0

Projected net income from continuing operations – GAAP	$50.5	$55.5
Add back:
Income tax expense	38.5	42.0
Interest expense	6.0	6.0
Depreciation and amortization	23.5	23.5

Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (8)	118.5	127.0
Add back:
Restructuring charges	2.0	2.0

Projected adjusted EBITDA (8)	$120.5	$129.0

Projected adjusted EBITDA as a percentage of projected revenues (8)	18.4%	18.8%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (8)

(In millions)

(Unaudited)

	Year Ending December 31, 2013
	Guidance Range
	Low	High
Projected net income from continuing operations – GAAP	$50.5	$55.5

Projected diluted earnings per share from continuing operations – GAAP	$2.25	$2.45

Add back:
Amortization of intangible assets	5.5	5.5
Restructuring charges	2.0	2.0
Tax effect	(3.0)	(3.0)

Total adjustments, net of tax	4.5	4.5
Projected adjusted net income from continuing operations (8)	$55.0	$60.0

Projected adjusted diluted earnings per share from continuing operations (8)	$2.45	$2.65

(8)	In evaluating the Company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income from continuing operations and projected adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that the use of such measures, as supplements to projected net income from continuing operations and projected diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with GAAP.